UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2009

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	0-27918	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement

On April 21, 2009, Century Aluminum Company and its wholly owned subsidiary, Century Aluminum of West Virginia, Inc., (collectively “Century”) agreed with Glencore AG (“Glencore”), a subsidiary of Glencore International AG to amend two alumina purchase agreements among the parties, dated April 14, 2008 and April 26, 2006, respectively (collectively, the “Amendments”).

The Amendments are effective March 26, 2009 and reduce the amount of alumina Glencore will be supplying to Century from 330,000 metric tons to 110,368 metric tons in 2009, and from 290,000 metric tons to 229,632 metric tons in 2010, for an overall alumina supply reduction of 280,000 metric tons.  With the Amendments, given the alumina received to date by Century, Century reduces its total remaining alumina obligation under the respective agreements for 2009 to 13,500 metric tons.  The alumina supply agreements, in all other respects, remain unchanged.

In conjunction with these alumina supply reductions, St. Ann Bauxite Limited (“SABL”), a joint venture owned 50% by Century Aluminum Company, agreed to reduce the amount of bauxite it will supply Glencore in 2009 by 775,000 dry metric tons (DMT), with 125,000 DMT of the reduction being deferred to 2010.  As part of this transaction, Century Aluminum Company agreed to pay SABL $6,000,000 in compensation for the reduced bauxite sales.

Glencore is Century’s largest stockholder and owns approximately 38.12% of its outstanding common stock.  Glencore is an important business partner, as a customer, and as a supplier of alumina to Century’s facilities.  Mr. Willy R. Strothotte, a director of Century, is Chairman of the board of directors of Glencore International AG and served as its Chief Executive Officer from 1993 through 2001.

The information in this Form 8-K and its accompanying exhibits may contain "forward-looking statements" within the meaning of U.S. federal securities laws.  The Company has based its forward-looking statements on current expectations and projections about the future, however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the Company's actual results to differ materially from those expressed in its forward-looking statements.  More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the Company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission.  The Company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	April 27, 2009	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Senior Vice President, General Counsel and Assistant Secretary